UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2022
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2022, Carrols Restaurant Group, Inc. (the "Company") entered into the Ninth Amendment to Credit Agreement (the "Ninth Amendment") by and between the Company, as borrower, and Wells Fargo Bank, National Association (the "Administrative Agent"), as administrative agent on behalf of the lenders under the Credit Agreement (as defined below) as further described in "Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" which is incorporated by reference in this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The Ninth Amendment amends the Credit Agreement dated as of April 30, 2019 among the Company, certain subsidiaries of the Company (collectively, the "Guarantors"), the Administrative Agent and the lenders party thereto (as previously amended by the First Amendment to Credit Agreement dated as of December 13, 2019 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Second Amendment to Credit Agreement dated as of March 25, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Third Amendment to Credit Agreement dated as of April 8, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Fourth Amendment to Credit Agreement dated as of April 16, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Fifth Amendment to Credit Agreement dated as of June 23, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Sixth Amendment to Credit Agreement dated as of April 6, 2021 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Seventh Amendment to Credit Agreement dated as of June 28, 2021 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, and the Eighth Amendment to Credit Agreement dated as of September 30, 2021 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, as further amended from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

Pursuant to the Ninth Amendment, the Credit Agreement was amended to, among other things, amend certain definitions and other provisions (i) to replace the LIBOR-based benchmark rate for U.S. dollar denominated loans and other extensions of credit under the Credit Agreement with a secured overnight financing rate for specified interest periods plus a credit spread adjustment of 0.10% per annum for all interest periods (the “Adjusted SOFR”), and (ii) to make revisions to the benchmark replacement provisions in the event that an existing interest rate benchmark is discontinued or otherwise non-representative. As a result of the Ninth Amendment, (i) the Company may not borrow or continue any loan bearing interest at a rate determined by reference to LIBOR, and (ii) the Company’s existing LIBOR loans shall remain outstanding as such in accordance with the provisions of the Credit Agreement prior to giving effect to the Ninth Amendment until the expiration of the interest period applicable thereto, at which time they may be converted to loans bearing interest by reference to Adjusted SOFR or the base rate.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Form of Ninth Amendment to Credit Agreement dated as of December 15, 2022 among Carrols Restaurant Group, Inc. and Wells Fargo Bank, National Association
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2022

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Vice President, Chief Financial Officer and Treasurer